Exhibit (a)(vi)

OFFER TO PURCHASE FOR CASH
By
AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

of up to 13,636,364 Shares of its Common Stock
At a Purchase Price of $11.00 Per Share
The Offer, Proration Period and Withdrawal Rights will expire at
12:00 MIDNIGHT, Eastern Time, on May 2, 2014, unless the offer is extended or withdrawn.

April 7, 2014

To Our Clients:

American Realty Capital Healthcare Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust for U.S. federal income tax purposes (the “Company”), has listed its common stock on the NASDAQ Global Select Market (“NASDAQ”), commencing on April 7, 2014, under the symbol “HCT.” The listing provides its stockholders a security that can be sold on a daily basis at a price determined by the market. The Company currently intends to continue its current dividend of $0.68 per share per year, paid in monthly increments.

For those stockholders who might wish to sell their Shares other than on NASDAQ, the Company will permit them to tender up to 13,636,364 shares of its common stock, par value $0.01 per share (the “Shares”), for purchase by the Company at a purchase price of $11.00 per Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the enclosed offer to purchase (the “Offer to Purchase”) and in the related letter of transmittal (the “Letter of Transmittal ”), as each may be supplemented or amended from time to time (which together constitute, the “Offer”). If the total amount of Shares is purchased, the amount of consideration offered to stockholders will be up to approximately $150,000,000. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase.

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON MAY 2, 2014; OR SUCH OTHER DATE TO WHICH THE OFFER MAY BE EXTENDED (THE “EXPIRATION DATE”).

All Shares purchased under the Offer will be purchased at the same price Purchase Price. Stockholders may tender all or only a portion of their Shares. However, because of the proration and “odd lot” provisions described in the Offer to Purchase, all Shares tendered at the Purchase Price may not be purchased if more than 13,636,364 Shares are tendered. We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. Fractional Shares will not be purchased in the Offer.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions.

Accordingly, please use the attached “Instruction Form” to instruct us as to whether you wish us to tender any or all Shares we hold for your account on the terms and subject to the conditions of the Offer. If you wish to have us tender any or all of your Shares, please complete, execute, detach and return to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Please note the following regarding the Offer:

•	You may tender your Shares at the purchase price of $11.00 per Share, net to you in cash, less any applicable withholding taxes and without interest.

•	The Offer is subject to certain conditions. See Section 7 of the Offer to Purchase.
•	The Offer, withdrawal rights and proration period will expire at 12:00 midnight, Eastern Time, on May 2, 2014, unless the Company extends the Offer or the Offer is withdrawn.
•	The Offer is for up to 13,636,364 Shares. If the Offer is fully subscribed, we will purchase 13,636,364 Shares, which will represent approximately 7.5% of its currently issued and outstanding Shares.
•	If you are an odd lot holder and you instruct us to tender on your behalf all such Shares at the purchase price before the Expiration Date and check the box captioned “Odd Lots” on the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at the purchase price and not properly withdrawn.

Holders of Shares who cannot comply with the procedure for book-entry transfer by the Expiration Date, or whose other required documents cannot be delivered to the Depositary by the Expiration Date, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Your prompt action is requested. Your Instruction Form should be forwarded to us with ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 12:00 midnight, Eastern Time, on May 2, 2014, unless the Offer is extended or withdrawn.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, stockholders residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law. The Offer is not conditioned on any minimum number of Shares being tendered, but is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

The other terms and conditions of the Offer are explained in detail in the enclosed Offer to Purchase and the Letter of Transmittal. We encourage you to read these materials carefully before making any decision with respect to the Offer.

The Company’s Board of Directors has approved the Offer. However, none of the Company, our Board of Directors, American Realty Capital Healthcare Advisors, LLC, in its capacity as the Company’s advisor, the depositary, the paying agent, the information agent or any of their respective affiliates is making any recommendation to you as to whether you should tender or refrain from tendering your Shares. You should make your decision based on your views as to the value of the Shares and the Company’s prospects, as well as your liquidity needs, investment objectives and other individual considerations. You should discuss whether to tender your Shares with your broker or other financial or tax advisor.

Questions and requests for additional copies of the enclosed materials or any other Offer documents may be directed to American National Stock Transfer, LLC, the Information Agent, at (877) 373-2522 (toll free).

Very truly yours

Request Additional investment Programs Information

☐

Check box if you are interested in learning more about other alternative investment programs distributed by Realty Capital Securities, LLC, a broker/dealer under common control with American Realty Capital Healthcare Trust, Inc.’s advisor. The Information Agent will notify your financial advisor of your interest.

INSTRUCTION FORM
With Respect to
Offer to Purchase for Cash
By
AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
of up to 13,636,364 Shares of its Common Stock
At a Purchase Price of $11.00 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 7, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by American Realty Capital Healthcare Trust, Inc., a Maryland corporation that qualifies as a real estate investment trust (the “Company”), to acquire up to 13,636,364 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price of $11.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you, the owner of record for Shares held for the account of the undersigned, to tender to the Company the number of Shares indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate number of Shares held by you for the account of the undersigned:

     Shares*

*Note: To be completed by the Custodian.

1 IMPORTANT: If the number of Shares tendered exceeds the number of Shares you own, there is no valid tender of Shares. Number and Price of Shares Tendered (See Instruction 6 to the Letter of Transmittal) The undersigned hereby tenders the number(s) of the Shares at the applicable price indicated below. Note: You may tender all or a portion of your Shares by specifying the number of your Shares that you wish to tender. IMPORTANT: Only whole numbers of Shares may be tendered. Any fractional Shares will be disregarded and only Shares rounded down to the nearest whole Share will be accepted for tender. Price at Which Shares are Tendered: $11.00 per Share Number of Whole Shares Tendered Check here to tender ALL shares 0 ALL Check here to tender less than ALL Shares and write number of Shares tendered on line to the right 0 (cannot exceed the total number of Shares you own) 2 Odd Lots (See Instruction 10 to the Letter of Transmittal) Note: To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares. 0 Check box if the undersigned: is the beneficial and record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all Shares beneficially owned by each such person. 3 IMPORTANT: Must be signed by registered holder(s) exactly as name(s) appear(s) on the stock ledger maintained by the Company’s transfer agent. Sign Here to Tender your Shares (See instruction 7 to the Letter of Transmittal) The undersigned stockholder (or authorized person signing on behalf of the registered stockholder), hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information, representations and warranties contained in the Instruction Form of which these signature pages are a part and any other forms related to the Offer, which have been duly completed by the undersigned, are true and correct as of the date hereof. Signature Date (mm/dd/yyyy) Name (Please print) Capacity (full title) Mailing Address City, State, Zip Daytime Phone # () Social Security Number or Taxpayer Identification Number Signature (if applicable) Date (mm/dd/yyyy) Name (Please print) Capacity (full title) Mailing Address City, State, Zip Daytime Phone # () Social Security Number or Taxpayer Identification Number IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. STOCKHOLDER (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY’S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY THE COMPANY AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME). IF YOU ARE A NON-U.S. STOCKHOLDER (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. SEE SECTION 14 OF THE OFFER TO PURCHASE. THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER.